UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 19, 2009

(Date of earliest event reported)

The Eastern Company

(Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – Entry into a Material Definitive Agreement

On June 19, 2009, pursuant to a Letter Agreement signed April 21, 2009, the Registrant signed a new Letter Agreement with its lender Bank of America, N.A. (the “Lender”) which modified certain sections of the Loan Agreement dated June 28, 2000 as amended. The modifications are the result of the Registrant’s failure to comply with the fixed charge coverage ratio covenant for the period ended April 4, 2009 and the likelihood that the registrant will fail the same covenant again for the period ended July 4, 2009.

Modifications being agreed to are as follows:

Continuing the reduction of the line of credit from $12,000,000 to $3,000,000 as agreed in the previous Letter Agreement dated April 21, 2009;

Reduce the maximum amount available to the Registrant on account of the “Letter of Credit Facility” (as such term is defined in the Loan Agreement) to an amount equal to $3,000,000;

Extend the maturity/termination date of the Revolving Credit Loan and Letter of Credit Facility from September 22, 2009 to September 30, 2009;

Change the “LIBOR Rate Margin” from the performance-based grid set forth in the Loan Agreement to an amount equal to two and one-quarter percent (2.25%), such that the LIBOR Rate shall be equal to LIBOR for the applicable period plus 2.25%;

Require the Registrant to maintain a minimum of $1,750,000 of EBITDA for the quarter ending June 30, 2009;

Restrict the amount of dividends the Registrant can pay to its shareholders in the quarter ending October 3, 2009 to an amount not to exceed the sum of $560,000; and

Charge the Registrant, on a quarterly basis, an unused line fee with respect to the Revolving Credit Loan equal to one-half percent (.50%) per annum times the excess, if any, of (a) $3,000,000 minus (b) the daily outstanding principal amount of the Revolving Credit Loan plus the stated amount of any issued and outstanding Letters of Credit during such quarter.

The modifications of the terms and conditions of the Loan Agreement shall be in effect for the period commencing on June 19, 2009 and ending on the earlier of (I) the date the Lender rescinds, in writing, such changes to the terms and conditions of the Loan Agreement, Revolving Credit Loan, or (II) the date That the Lender and the Registrant enter into a definitive written amendment to the Loan Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - (d) Exhibits

(10) Letter Agreement between the Registrant and Bank of America, N.A. dated as of June 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: June 23, 2009	By: /s/Leonard F. Leganza
Leonard F. Leganza Chairman, President and Chief Executive Officer